Exhibit 99.1

FOR IMMEDIATE RELEASE
April 17, 2006

Texas Regional Bancshares, Inc.

Reports First Quarter Earnings

MCALLEN, TEXAS—Texas Regional Bancshares, Inc. (Texas Regional or the Company) (NASDAQ: TRBS), bank holding company for Texas State Bank, today reported net income for first quarter 2006 of $23,011,000, or $0.42 per diluted common share, compared to $23,799,000, or $0.43 per diluted common share, for the comparable 2005 period. All per share amounts for prior periods have been adjusted for the 10 percent stock dividend declared by Texas Regional on March 14, 2006 and distributed on April 13, 2006 to common shareholders of record on March 31, 2006. Return on assets and return on shareholders’ equity averaged 1.42 percent and 14.93 percent, respectively, compared to 1.60 percent and 15.90 percent, respectively, for the corresponding 2005 period.

Texas Regional completed the acquisition of Mercantile Bank & Trust, FSB (Mercantile) on January 14, 2005. The results of operations for Mercantile have been included in the consolidated financial statements since the date of acquisition.

“After adjusting the 2005 first quarter earnings for the gain recognized from the merger of Pulse EFT with Discover Financial Services, Texas Regional increased its net income and diluted earnings per share by $2,626,000 and $0.05, respectively. These increases represent a 12.9 percent and 13.5 percent change, respectively, over the same quarter of 2005,” said Glen E. Roney, Chairman of the Board and Chief Executive Officer of Texas Regional. “On March 14, 2006, the Board of Directors approved an increase in the cash dividend and declared a 10 percent stock dividend. Taken together, these actions resulted in a 28.4 percent increase in the cash dividend for first quarter 2006 over fourth quarter 2005.”

OPERATING HIGHLIGHTS

Net interest income of $61,640,000 for first quarter 2006 increased $4,228,000 or 7.4 percent over first quarter 2005. Average total interest-earning assets, the primary factor in net interest income growth, increased 9.4 percent from first quarter 2005 to $5,997,526,000 for first quarter 2006. The net interest margin, on a tax-equivalent basis, decreased six basis points to 4.26 percent for first quarter 2006 compared to the corresponding 2005 period.

Provision for loan losses of $4,871,000 for first quarter 2006 decreased 9.9 percent as compared to the provision for loan losses during first quarter 2005. The decrease in the provision is partially attributable to management’s decision to reduce the amount of the provision as a result of net paydowns in loans during first quarter 2006 compared to net loan growth during first quarter 2005. The provision for loan losses represented 0.48 percent of average loans held for investment for first quarter 2006 compared to 0.57 percent for first quarter 2005. Net charge-offs totaled $3,886,000 for first quarter 2006, representing 0.38 percent of average loans held for investment as compared to net charge-offs for first quarter 2005, which represented 0.49 percent of average loans held for investment.

Noninterest income of $19,776,000 for first quarter 2006 decreased $5,230,000 or 20.9 percent as compared to first quarter 2005. The decrease in noninterest income resulted primarily from a $4,990,000 decrease in other noninterest income attributable to the $5,252,000 special distribution received during first quarter 2005 as the Company’s share of the proceeds from the merger of PULSE EFT with Discover Financial Services. The decrease in other noninterest income was partially offset by a $277,000 gain recognized during first quarter 2006 arising out of the receipt of insurance proceeds for damages incurred as a result of Hurricane Rita.

Total service charges increased $376,000 or 3.1 percent for first quarter 2006 compared to first quarter 2005. The increase in total service charges is primarily attributable to a $507,000 increase in merchant credit and debit card income during first quarter 2006, combined with an increase of $130,000 in automated teller machine income. The increase was partially offset by a $308,000 decrease in service charges on account analysis during first quarter 2006 compared to the same period in 2005.

Data processing service fees of $2,284,000 decreased $340,000 or 13.0 percent for the first quarter of 2006 compared to the first quarter of 2005 primarily due to a $332,000 nonrecurring termination fee received during first quarter 2005 from a data processing service client who terminated services during that quarter. The number of data processing clients totaled 26 at both March 31, 2006 and March 31, 2005.

Noninterest expense of $41,736,000 for first quarter 2006 remained comparable to first quarter 2005 increasing by only $637,000 or 1.5 percent. The efficiency ratio was 51.26 percent for first quarter 2006, compared to 49.87 percent for first quarter 2005. Salaries and employee benefits increased 1.1 percent during first quarter 2006 to $22,962,000 compared to first quarter 2005. The number of full-time equivalent employees of 1,985 at March 31, 2006 represented a decrease of 3.7 percent as compared to the number of full-time equivalent employees at March 31, 2005. Net occupancy expense increased $455,000 or 13.3 percent for first quarter 2006 compared to first quarter 2005. The increase is primarily due to an increase in utilities and property insurance expense.

FINANCIAL CONDITION

Assets totaled $6,633,994,000 at March 31, 2006, reflecting an increase of $544,521,000, or 8.9 percent, as compared to assets at March 31, 2005. The increase was primarily attributable to increases in loans held for investment and securities. Loans held for investment of $4,104,728,000 at March 31, 2006 increased $260,949,000 or 6.8 percent from March 31, 2005. Securities of $1,889,781,000 at March 31, 2006 increased $237,343,000 or 14.4 percent from March 31, 2005. Deposits increased to $5,606,576,000 at March 31, 2006, up $604,436,000 or 12.1 percent from March 31, 2005. Other assets, net at March 31, 2006 included total goodwill and identifiable intangibles of $217,285,000.

Shareholders’ equity at March 31, 2006 increased $55,624,000 from March 31, 2005 to $656,520,000, reflecting a 9.3 percent increase. The increase resulted primarily from net income for the twelve months ended March 31, 2006 of $87,580,000, offset by dividends of $25,549,000. The total risk-based, tier 1 risk-based and leverage capital ratios of 12.34 percent, 11.26 percent and 8.30 percent at period end, respectively, substantially exceeded regulatory requirements for a well-capitalized bank holding company.

ASSET QUALITY

At March 31, 2006, total loans held for investment of $4,104,728,000 included $48,195,000 or 1.17 percent classified as nonperforming compared to 1.08 percent at March 31, 2005. This balance of nonperforming loans reflected an increase of $6,677,000 when compared to the balance of nonperforming loans of $41,518,000 at March 31, 2005. The increase resulted primarily from the addition of one loan relationship totaling $8,450,000. The increase was further affected by a $1,571,000 increase in restructured loans. During 2005, the Company reduced the interest rates on two loans and identified them as troubled debt restructured loans. The increase in nonperforming loans was partially offset by a $4,000,000 payment received on one loan relationship during the third quarter of 2005. The allowance for loan losses of $51,012,000 represented 1.24 percent of loans held for investment and 105.8 percent of nonperforming loans at March 31, 2006. The allowance for loan losses of $47,313,000 at March 31, 2005 represented 1.23 percent of loans held for investment and 113.96 percent of nonperforming loans. Net charge-offs totaled $3,886,000 for first quarter 2006, representing 0.38 percent of average loans held for investment as compared to net charge-offs for first quarter 2005, which represented 0.49 percent of average loans held for investment.

Total nonperforming assets at March 31, 2006 of $65,176,000 represented 1.58 percent of total loans held for investment and foreclosed and other assets compared to 1.29 percent at March 31, 2005. Accruing loans 90 days or more past due of $13,706,000 at March 31, 2006 totaled 0.33 percent of total loans held for investment and foreclosed and other assets compared to 0.72 percent at March 31, 2005. This balance of accruing loans 90 days or more past due reflected a decrease of $14,058,000 when compared to the balance of accruing loans 90 days or more past due of $27,764,000 at March 31, 2005. This decrease is primarily a result of a $7,193,000 loan relationship, a portion of which was paid off and the remainder of which is current, a second relationship totaling $4,085,000 that is now current and a third relationship totaling $3,690,000, a majority of which was transferred to foreclosed and other assets and the remainder of which was paid off, transferred to nonaccrual or charged-off.

Foreclosed and other assets of $16,981,000 at March 31, 2006 increased $8,979,000 compared to $8,002,000 at March 31, 2005 primarily as a result of the addition of seven properties totaling $7,356,000.

In connection with Hurricane Rita, the Company recorded an additional provision to the allowance for loan losses of $2,500,000 for possible losses on loans to borrowers affected by the hurricane. Since this additional provision was recorded, the Company has recorded charge-offs of $898,000 against this allowance. There has been no increase in the total charge-offs against this allowance from fourth quarter 2005 to first quarter 2006. Consistent with the Company’s loan policies, as information on loan customers is received and evaluated, the Company will continue to analyze the amount of additional provision for loan losses, if any, that may become necessary to properly account for additional losses sustained by the Company as a result of the hurricane and its aftermath.

OTHER INFORMATION

Texas Regional will host a conference call with analysts and investment professionals on Monday, April 17, 2006 at 10:00 a.m. CDT. Interested parties may listen to the live call by dialing (800) 289-0504 or can access the live webcast on the Internet at www.trbsinc.com. The broadcast can be accessed by clicking the webcast link from the home page. A telephone replay will be available through the end of the day on Thursday, April 20th. To access the replay, dial (888) 203-1112 and, when prompted, enter identification number 3590492. The webcast of the conference call will be archived on the Company’s website at www.trbsinc.com for at least 90 days.

Texas Regional distributed a 10 percent stock dividend and paid a quarterly cash dividend of $0.14 per common share on April 13, 2006 to common shareholders of record on March 31, 2006. This cash dividend represents a $0.049 per share, or 53.8 percent increase over the same period in 2005. The cash dividend was paid on the common shares issued in the stock dividend.

Texas Regional is a McAllen-based bank holding company whose stock trades on The Nasdaq Stock Market® under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts a commercial banking business through over 70 banking centers across Texas primarily located in the metropolitan areas of Beaumont-Port Arthur, Brownsville-Harlingen-San Benito, Corpus Christi, Dallas, Houston, McAllen-Edinburg-Mission and Tyler.

Additional financial, statistical and business-related information, as well as business trends, is included in a quarterly financial supplement. This release, the financial supplement and other information are available on Texas Regional’s website at www.trbsinc.com. The financial supplement and other information available on Texas Regional’s website can also be obtained at no charge from John A. Martin, Chief Financial Officer, at (956) 631-5400.

FORWARD-LOOKING INFORMATION

This release, the financial supplement, information filed by Texas Regional with the SEC and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from mergers), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions prove incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information, please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at Texas Regional’s website at www.trbsinc.com and the SEC’s website at www.sec.gov.

CONTACT: Glen E. Roney, Chief Executive Officer, or John A. Martin, Chief Financial Officer, at (956) 631-5400, both of Texas Regional

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Three Months Ended
(Dollars in Thousands,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Except Per Share Data)	2006	2005	2005	2005	2005
Condensed Income Statements
Loans Held for Investment	$82,133	$79,214	$74,803	$70,035	$66,131
Securities	18,056	17,166	16,429	15,462	14,142
Other Interest-Earning Assets	627	583	502	425	435
Total Interest Income	100,816	96,963	91,734	85,922	80,708
Deposits	34,231	30,976	27,731	24,280	20,238
Other Borrowed Money	4,945	4,616	4,357	3,561	3,058
Total Interest Expense	39,176	35,592	32,088	27,841	23,296
Net Interest Income	61,640	61,371	59,646	58,081	57,412
Provision for Loan Losses	4,871	6,143	8,720	5,801	5,407
Service Charges – Deposits	8,999	8,802	10,082	9,641	9,140
Other Service Charges	3,374	2,600	2,575	2,564	2,857
Insurance Commission, Fees and Premiums	1,006	829	997	979	998
Trust Fees	1,901	1,868	1,892	1,904	1,840
Mortgage Banking Revenues	1,185	1,399	1,710	1,817	1,268
Net Realized Gains (Losses) on Sales of Securities Available for Sale	(97)	2	475	323	(2)
Data Processing Service Fees	2,284	2,222	2,159	2,148	2,624
Loan Servicing Income (Loss), Net	(14)	(214)	(352)	3	153
Other Noninterest Income	1,138	1,229	421	1,566	6,128
Total Noninterest Income	19,776	18,737	19,959	20,945	25,006
Salaries and Employee Benefits	22,962	21,224	21,886	19,610	22,717
Net Occupancy Expense	3,869	3,172	3,749	3,742	3,414
Equipment Expense	3,416	3,439	3,515	3,610	3,323
Other Real Estate Expense, Net	101	169	305	418	229
Amortization – Identifiable Intangibles	1,618	1,597	1,514	1,652	1,841
Other Noninterest Expense, Net	9,770	10,298	10,014	10,150	9,575
Total Noninterest Expense	41,736	39,899	40,983	39,182	41,099
Income Before Income Tax Expense	34,809	34,066	29,902	34,043	35,912
Income Tax Expense	11,798	11,240	10,073	12,129	12,113
Net Income	$23,011	$22,826	$19,829	$21,914	$23,799
Per Common Share Data (3)
Net Income—Basic	$0.42	$0.42	$0.36	$0.40	$0.44
Net Income—Diluted	0.42	0.42	0.36	0.40	0.43
Market Value at Period End	29.49	25.73	26.17	27.71	27.37
Book Value at Period End	11.99	11.75	11.55	11.39	11.02
Cash Dividends Declared	0.140	0.109	0.109	0.109	0.091
Share Data (3) (in Thousands)
Basic	54,714	54,666	54,609	54,565	54,526
Diluted	54,937	54,904	54,909	54,839	54,839
Shares Outstanding at Period End (3)	54,766	54,682	54,654	54,584	54,550
Selected Financial Data
Return on Average Assets	1.42%	1.42%	1.26%	1.43%	1.60%
Return on Average Equity	14.93	14.17	12.46	14.26	15.90
Leverage Capital Ratio	8.30	8.26	8.11	7.98	7.83
Expense Efficiency Ratio (1)	51.26	49.81	51.48	49.58	49.87
TE Net Interest Income (2)	$63,004	$62,554	$60,762	$59,002	$58,411
TE Adjustment (2)	1,364	1,183	1,116	921	999
Net Interest Income, as Reported	$61,640	$61,371	$59,646	$58,081	$57,412
TE Net Interest Margin (2)	4.26%	4.28%	4.22%	4.23%	4.32%
Goodwill	$193,094	$192,740	$192,729	$194,849	$194,963
Identifiable Intangibles, Net	24,191	25,624	27,224	28,553	30,022
Trust Assets Held, at Fair Value	$2,091,137	$1,864,145	$1,806,229	$1,681,922	$1,475,545

	At / For Three Months Ended
(Dollars in Thousands,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Except Per Share Data)	2006	2005	2005	2005	2005
Selected Financial Data - Continued
Full-Time Equivalent Employees	1,985	1,954	1,976	2,057	2,061
Condensed Balance Sheets
Loans Held for Investment	$4,104,728	$4,109,615	$3,965,628	$3,903,850	$3,843,779
Securities	1,889,781	1,840,780	1,757,143	1,741,827	1,652,438
Other Interest-Earning Assets	66,707	34,875	23,612	24,306	47,834
Total Interest-Earning Assets	6,061,216	5,985,270	5,746,383	5,669,983	5,544,051
Cash and Due from Banks	139,452	179,829	138,986	141,182	133,450
Premises and Equipment, Net	151,720	149,698	147,084	143,136	140,145
Other Assets, Net	332,618	323,549	322,387	319,886	319,140
Allowance for Loan Losses	(51,012)	(50,027)	(51,368)	(48,022)	(47,313)
Total Assets	$6,633,994	$6,588,319	$6,303,472	$6,226,165	$6,089,473
Savings and Time Deposits	$4,490,466	$4,288,830	$4,222,194	$4,237,210	$4,081,869
Other Borrowed Money	315,960	523,375	499,177	405,888	441,329
Total Interest-Bearing Liabilities	4,806,426	4,812,205	4,721,371	4,643,098	4,523,198
Demand Deposits	1,116,110	1,104,501	907,280	916,727	920,271
Other Liabilities	54,938	29,121	43,300	44,716	45,108
Total Liabilities	5,977,474	5,945,827	5,671,951	5,604,541	5,488,577
Shareholders’ Equity	656,520	642,492	631,521	621,624	600,896
Total Liabilities and Equity	$6,633,994	$6,588,319	$6,303,472	$6,226,165	$6,089,473
Condensed Average Balance Sheets
Loans Held for Investment	$4,098,702	$3,968,329	$3,930,179	$3,876,051	$3,858,477
Securities	1,857,850	1,794,995	1,751,516	1,685,893	1,581,314
Other Interest-Earning Assets	40,974	39,621	36,915	32,545	43,693
Total Interest-Earning Assets	5,997,526	5,802,945	5,718,610	5,594,489	5,483,484
Cash and Due from Banks	145,534	154,007	126,634	130,212	143,284
Premises and Equipment, Net	151,145	147,508	143,910	141,391	138,366
Other Assets, Net	326,776	323,268	321,672	321,237	314,765
Allowance for Loan Losses	(52,147)	(51,331)	(48,998)	(48,500)	(48,548)
Total Assets	$6,568,834	$6,376,397	$6,261,828	$6,138,829	$6,031,351
Savings and Time Deposits	$4,377,604	$4,248,318	$4,238,064	$4,184,552	$4,103,985
Other Borrowed Money	431,765	426,747	445,778	404,928	396,068
Total Interest-Bearing Liabilities	4,809,369	4,675,065	4,683,842	4,589,480	4,500,053
Demand Deposits	1,068,266	1,024,204	915,798	902,549	896,633
Other Liabilities	65,991	38,122	30,734	30,556	27,655
Total Liabilities	5,943,626	5,737,391	5,630,374	5,522,585	5,424,341
Shareholders’ Equity	625,208	639,006	631,454	616,244	607,010
Total Liabilities and Equity	$6,568,834	$6,376,397	$6,261,828	$6,138,829	$6,031,351
Nonperforming Assets & Past Due
Loans
Nonaccrual Loans	$46,624	$50,218	$38,752	$45,680	$41,518
Restructured Loans	1,571	2,127	2,127	1,804	—
Foreclosed and Other Assets	16,981	8,028	9,194	9,323	8,002
Total Nonperforming Assets	65,176	60,373	50,073	56,807	49,520
Accruing Loans 90 Days or
More Past Due	13,706	11,781	13,524	22,613	27,764
Net Charge-Offs	3,886	7,484	5,374	5,092	4,642
Net Charge-Offs to Average Loans	0.38%	0.75%	0.54%	0.53%	0.49%

Certain amounts in the prior periods’ presentation have been reclassified to conform to the current presentation. These reclassifications have no effect on previously reported net income.

(1) Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.

(2) Tax-equivalent adjustment computed based on a 35% tax rate.

(3) Restated to retroactively give effect for the 10% stock dividend declared by the Company during first quarter 2006 and distributed during second quarter 2006.